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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
IDEC Pharmaceuticals Corporation:

        We consent to the use of our report dated January 29, 2003, appearing in the Annual Report on Form 10-K of IDEC Pharmaceuticals Corporation as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference in the Form S-8 Registration Statement expected to be filed on or about July 2, 2003.

                      /s/ KPMG LLP

San Diego, California
July 2, 2003

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CONSENT OF INDEPENDENT AUDITORS